Exhibit 3.1

FORM NO. 2

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF

COMPANY LIMITED BY SHARES

(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION

OF

Valor Biotechnology Ltd.

(hereinafter referred to as “the Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

NAME	ADDRESS	BERMUDIAN STATUS (Yes/No)	NATIONALITY	NUMBER OF SHARES SUBSCRIBED

Michael G. Frith	Clarendon House 2 Church Street Hamilton HM 11 Bermuda	Yes	British	One

David J. Doyle	”	Yes	British	One

Emily Costa	”	No	British	One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted company as defined by the Companies Act 1981 (the “Act”).

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding in all, including the following parcels:- N/A

5.	~~The authorized share capital of the Company is US$95,000,000.00 divided into 25,000,000 Common Shares of US$1.00 each and 70,000,000 Alternative Common Shares of US$1.00 each.~~ [See attached amendment]

6.	The objects for which the Company is formed and incorporated are unrestricted.

7.	The following are provisions regarding the powers of the Company –

Subject to paragraph 4, the Company may do all such things as are incidental or conducive to the attainment of its objects and shall have the capacity, rights, powers and privileges of a natural person, and –

(i)	pursuant to Section 42 of the Act, the Company shall have the power to issue preference shares which are, at the option of the holder, liable to be redeemed;

(ii)	pursuant to Section 42A of the Act, the Company shall have the power to purchase its own shares for cancellation; and

(iii)	pursuant to Section 42B of the Act, the Company shall have the power to acquire its own shares to be held as treasury shares.

Altered 3 December, 2015

MEMORANDUM OF ASSOCIATION

5.	The authorised share capital of the Company is $10,000, divided into Common Shares of US$0.0000001 each.

FORM N0. 3a	Registration No. 48931

CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Valor Biotechnology Ltd. by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Roivant Sciences Ltd. on the 5th day of November 2014.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 10th day of November 2014 for Registrar of Companies